UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 24, 2013, Universal Truckload Services, Inc. (the Company) issued a press release announcing the Company’s financial and operating results for the thirteen and thirty-nine weeks ended September 28, 2013, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

(b) On October 22, 2013, Robert E. Sigler notified the Company of his retirement as the Company’s Executive Vice President and Secretary effective as of November 1, 2013.

(e) In recognition of Mr. Sigler’s retirement, on October 23, 2013, the Company’s Board of Directors authorized and approved a cash bonus in the amount of $100,000 payable to Mr. Sigler in four annual installments of $25,000 beginning on January 15, 2014, and payable by each January 15th thereafter.

Item 8.01	OTHER EVENTS

On October 24, 2013, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to the Company’s shareholders of record at the close of business on November 4, 2013, and is expected to be paid on November 14, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 24, 2013 announcing the Company’s financial and operating results for the thirteen and thirty-nine weeks ended September 28, 2013, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: October 24, 2013	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer